Exhibit 10.84

CHENIERE ENERGY, INC.

AMENDED AND RESTATED

2003 STOCK INCENTIVE PLAN

AMENDMENT NO. 2

WHEREAS, Cheniere Energy, Inc. (the “Company”) and the stockholders of the Company have heretofore adopted and approved the Cheniere Energy, Inc. 2003 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Board has heretofore adopted and approved an amended and restated Plan (the “Restated Plan”); and

WHEREAS, the Board has heretofore adopted and approved Amendment No. 1 to the Restated Plan (“Amendment No. 1” collectively with the Restated Plan, the “Current Plan”); and

WHEREAS, the Board has determined that it would be in the best interests of the Company to further amend the Current Plan;

NOW, THEREFORE, the Current Plan is hereby amended, effective on the date of approval by the Board, as follows:

1.	Section 1.5(b) shall be replaced in its entirety by the following:

“(b) The Board may, by resolution adopted by a majority of the entire Board, designate and appoint one or more directors of the Company as the member(s) of a committee and that such committee shall be authorized to do one or both of the following: (i) designate Employees and Consultants to be recipients of Awards and (ii) determine the terms of the Awards to be received by such Employees and Consultants; provided, however, that the resolution so authorizing such committee shall specify the total aggregate number of shares of Common Stock, if any, to be issued pursuant to or underlying the Awards that such committee may award. The Board may not authorize such committee to designate members of such committee as a recipient of any Awards; provided, however, that with respect to any Award granted to a Covered Employee which is intended to be “performance-based compensation” as described in Section 162(m)(4)(c) of the Code, such committee shall consist solely of two or more “outside directors” as described in Section 162(m)(4)(c)(i) of the Code.”

2.	A new Section 1.5(c) shall be added to read as follows:

“(c) The Board or the Committee may, by a resolution adopted by the Board or the Committee, authorize one or more officers of the Company to do one or both of the following: (i) designate Employees and Consultants to be recipients of Options and (ii) determine the terms of the Options to be received by such Employees and Consultants; provided, however, that the resolution so authorizing such officer or officers shall specify the total aggregate number of shares of Common Stock underlying the Options such officer or officers may award. The Board or the Committee may not authorize an officer to designate (1) himself or herself as a recipient of any Options or (2) any Covered Employee as a recipient of any Options that are intended to be “performance-based compensation” as described in Section 162(m)(4)(c) of the Code.”

3.	Except as modified herein, the Plan is hereby specifically ratified and affirmed.